                                                                  EXHIBIT (23.2)




                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statement of UGI Utilities, Inc. on Form S-3 (File No. 333-4288) of our report dated November 22, 1996, on our audits of the consolidated financial statements and financial statement schedule of UGI Utilities, Inc. and subsidiaries for the years ended September 30, 1996 and 1995, which report is included in UGI Utilities, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1997.






COOPERS & LYBRAND L.L.P




2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 22, 1997